Careview Communications, Inc. 8-K

Exhibit 10.08

Execution Copy

SEVENTH AMENDMENT TO
NOTE AND WARRANT PURCHASE AGREEMENT

This SEVENTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT, dated as of June 26, 2015 (this “Amendment”), is made by and among CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (the “Company”), and the undersigned Majority Investors (as defined below).

WITNESSETH:

WHEREAS, the Company, HealthCor Partners Fund, L.P. (“HealthCor Partners”), HealthCor Hybrid Offshore Master Fund, L.P. (“HealthCor Hybrid” and, together with HealthCor Partners, the “HealthCor Parties”), and certain additional investors (collectively with the HealthCor Parties, the “Investors”) are party to that certain Note and Warrant Purchase Agreement, dated as of April 21, 2011 (as amended from time to time, including without limitation pursuant to that certain Note and Warrant Amendment Agreement dated December 30, 2011, that certain Second Amendment to Note and Warrant Purchase Agreement dated January 31, 2012, that certain Third Amendment to Note and Warrant Purchase Agreement dated August 20, 2013, that certain Fourth Amendment to Note and Warrant Purchase Agreement dated January 16, 2014, that certain Fifth Amendment to Note and Warrant Purchase Agreement dated December 15, 2014, and that certain Sixth Amendment to Note and Warrant Purchase Agreement dated March 31, 2015, the “Purchase Agreement”); and

WHEREAS, the HealthCor Parties are the record and beneficial owners of Notes and Warrants representing a majority of the shares of Common Stock issued or issuable (on an as converted basis) upon conversion of all Notes and Warrants held by any Investor (in such capacity, the “Majority Investors”), and Section 7.9 of the Purchase Agreement provides that amendments to the Purchase Agreement may be made pursuant to a written instrument executed by the Company and the Majority Investors;

WHEREAS, the Company intends to enter into (i) that certain Credit Agreement, dated on or about the date hereof, among the Company, CareView Communications, Inc., a Texas corporation and a wholly-owned subsidiary of the Company, as the borrower (“CareView TX”), PDL BioPharma, Inc., a Delaware corporation, as the lender (“PDL”), and PDL, not individually, but as the agent (the “PDL Credit Agreement”) and (ii) that certain Guarantee and Collateral Agreement dated on or about the date hereof by and among the Company, CareView TX and certain subsidiary guarantors party thereto, as grantors, in favor of PDL, as collateral agent (the “PDL Collateral Agreement”);

WHEREAS, in connection with the PDL Credit Agreement, the Company intends to issue to PDL a warrant to purchase up to 4,444,445 shares of Common Stock, as adjusted from time to time pursuant to the terms of such warrant, at an exercise price of $0.45 per share (as may be amended, restated, supplemented or otherwise modified from time to time, the “PDL Warrant”);

WHEREAS, pursuant to Section 7.9 of the Purchase Agreement and subject to the terms and conditions contained herein, the parties hereto desire to amend the Purchase Agreement as set forth herein for the purposes of, among other things, permitting the Company and its subsidiaries to enter into the PDL Credit Agreement, the PDL Collateral Agreement and the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants contained herein and in the Purchase Agreement, which represent integral components of the transactions contemplated hereby and thereby and shall be fully enforceable by the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors mutually agree as follows:

1.            Definitions. Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

2.            Amendments to Purchase Agreement.

a.              Section 6.4 (Investments) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

6.4            Investments and Acquisitions. Other than Permitted Investments, the Company shall not invest in, acquire any interest in (including the acquisition of assets out of the ordinary course of business), or otherwise divert any of the funds of the Company to, any Person, provided that the Company may make investments permitted by Sections 7.10(e), (f), (g), (h), (i) or (j) of the PDL Credit Agreement.

b.              Section 6.8 (Guarantees and Loans) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

6.8           Guarantees and Loans. The Company shall not guarantee or endorse any obligation of, or make any advance or loan to, any Person, or assume any contingent liability of any Person; provided that the Company may guarantee the obligations of any of its Subsidiaries arising under the PDL Credit Agreement as contemplated by the PDL Collateral Agreement.

c.              Section 6.9 (Related Party Transactions) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

6.9            Related Party Transactions. The Company shall not enter into, or commit directly or indirectly to, any transaction, agreement or arrangement with any Affiliate of the Company or with any manager, member, shareholder, officer, director or employee of the Company or any Affiliate of the Company unless such transaction, agreement or arrangement is consummated on arms-length terms and is approved by the Company’s Board of Directors; provided that the Company may enter into, without the foregoing limitations, any transactions, agreements or arrangements with any Affiliate of the Company or with any manager, member, shareholder, officer, director or employee of the Company or any Affiliate of the Company that are otherwise permitted by (i) Section 6.4 or Section 6.10 of this Agreement or (ii) Section 7.7(c) of the PDL Credit Agreement.

d.              Section 6.10 (Distributions; Redemptions) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

6.10          Distributions; Redemptions. The Company shall not directly or indirectly (a) declare or pay any dividend or distribution to any equityholder of the Company, provided that the Company may declare or pay any dividend or distribution permitted under Sections 7.3(c) or (d) of the PDL Credit Agreement; or (b) redeem, purchase, retire or otherwise extinguish any shares of the Company’s capital stock or securities convertible into shares of the Company’s capital stock (except as required by any of the Transaction Documents), provided that the Company may repurchase outstanding shares of its capital stock pursuant to a stock repurchase program approved by the Board of Directors, including the Investor Designee, and provided, further, each such repurchase is in compliance with the Company’s covenants under the PDL Credit Agreement and any other Indebtedness.

e.              The first paragraph of Section 6.12 (Equity Issuance) of the Purchase Agreement is hereby amended by inserting, immediately prior to the period (.) therein, a semi-colon (;) followed by the following proviso:

and provided, further that the Company shall be permitted to issue, without requiring any such consent, (i) the PDL Warrant and (ii) the shares of Common Stock issuable upon exercise of the PDL Warrant

f.               Section 6.13 (Sale of Assets) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

6.13          Sale of Assets. The Company shall not sell, lease or otherwise transfer any assets used or held for use in the Company’s business outside of the ordinary course of business, provided that the Company may effect any sale, lease or other transfer of assets permitted under Section 7.4 of the PDL Credit Agreement.

g.              Clause (b) of the definition of “Permitted Encumbrances” in Section 7.1(j) of the Purchase Agreement is hereby replaced in its entirety with the following:

(j)             “Permitted Encumbrances” means (a) Liens in favor of and for the benefit of the Investors; (b) Liens in favor of and for the benefit of PDL BioPharma, Inc., as agent under the PDL Collateral Agreement; (c) Liens permitted under Sections 7.2(d), (g), (i), (k), (l), (m) or (n) of the PDL Credit Agreement; (d) non-exclusive licenses of the Company’s or its Subsidiaries’ intellectual property granted to hospitals in the ordinary course of the Company’s or its Subsidiaries’ business pursuant to the Company’s or its Subsidiaries’ hospital contracts; (e) non-exclusive licenses of the Company’s or its Subsidiaries’ intellectual property granted to Subsidiaries of the Company in connection with existing joint venture transactions and future joint venture transactions entered into by the Company or its Subsidiaries to the extent involving new hospitals, new businesses or international markets; (f) Liens in favor and for the benefit of joint venture partners arising from joint venture transactions entered into by the Company or its Subsidiaries to the extent involving new hospitals, new businesses or international markets; (g) Liens for Charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been established by the Company on its financial statements in accordance with GAAP; (h) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or with respect to unemployment insurance; (i) bonded and statutory Liens of landlords, mechanics, workers, materialmens or other like Liens arising in the ordinary course of the business with respect to obligations which are not delinquent; (j) Liens placed upon tangible assets hereafter acquired to secure payment of the purchase price thereof, provided that any such Lien shall not encumber any other property of the Company or its Subsidiaries; and (k) zoning restrictions and easements, licenses, covenants and other restrictions that do not individually, or in the aggregate, materially and adversely affect the use of the Company’s or its Subsidiaries’ owned, leased or licensed real property for its intended purpose in connection with the business.

h.              The definition of “Permitted Indebtedness” in Section 7.1(k) of the Purchase Agreement is hereby replaced in its entirety with the following:

(k)            “Permitted Indebtedness” shall mean (i) the indebtedness arising under the PDL Credit Agreement, in an amount not to exceed the “First Lien Cap Amount” as such term is defined in the PDL Subordination Agreement, (ii) any indebtedness permitted under Sections 7.1(d), (e), (g), (h), (j) or (k) of the PDL Credit Agreement and (iii) purchase money indebtedness (including, but not limited to, mortgages, credit card indebtedness and automobile loans) of the Company or its Subsidiaries or Capital Lease Obligations not to exceed the amount of $2,000,000.00 in the aggregate.

i.               Section 7.1 (Definitions) is hereby amended to add the following paragraphs thereto:

(o)            “PDL” means PDL BioPharma, Inc., a Delaware corporation, together with its permitted successors and assignees.

(p)            “PDL Collateral Agreement” means that certain Guarantee and Collateral Agreement dated on or about June 26, 2015 by and among the Company, CareView Communications, Inc., a Texas corporation and a wholly owned subsidiary of the Company (“CareView Texas”) and certain subsidiary guarantors party thereto, as grantors, in favor of PDL, as collateral agent, and its permitted successors and assignees, as amended, modified, supplemented or restated from time to time.

(q)            “PDL Credit Agreement” means that certain Credit Agreement, dated on or about June 26, 2015, by and among the Company, CareView Texas, as the borrower, PDL, as the lender, and PDL, not individually, but as the agent, as amended, modified, supplemented or restated from time to time.

  (r)             “PDL Subordination Agreement” means that certain Subordination and Intercreditor Agreement, dated on or about June 26, 2015, by and among PDL, as agent for the first lien claimholders described therein, and each of the Investors, as initial second lien claimholders therein, as amended, modified, supplemented or restated from time to time.

3.              Section 7.1 (Definitions) is hereby amended by deleting in its entirety the defined term “Revolving Debt Facility”.

4.              No Further Amendments. Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

5.              Miscellaneous.

a.              Ratification and Confirmation. The Company acknowledges, agrees and confirms that: (x) the Purchase Agreement and each of the other Transaction Documents, as amended and otherwise modified by the amendments and other modifications specifically provided herein or contemplated hereby, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed; and (y) without limiting the generality of the foregoing clause (x), all obligations, liabilities and Indebtedness of the Company under the Transaction Documents, as amended hereby, constitute “Obligations” (as defined in the Security Agreement) secured by and entitled to the benefits of the security set forth in the Security Agreement and the IP Security Agreement, and the liens and security interests granted in favor of the Investors under the terms of the Security Agreement and the IP Security Agreement are and remain perfected, effective, enforceable and valid and such liens and security interests are hereby in all respects ratified and confirmed, it being understood that such liens and security interests granted in favor of the Investors are subject to the PDL Subordination Agreement to the extent described therein.

b.              Expenses. The Company will pay and bear full responsibility for the reasonable legal fees and other out-of-pocket costs and expenses of the Investors attributable to the negotiation and consummation of the transactions contemplated hereby.

c.              Further Assurances. The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Investors to carry out the provisions and purposes of this Amendment.

d.              Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Amendment and the closing of the transactions contemplated hereby.

e.              Governing Law. All questions concerning the construction, interpretation and validity of this Amendment shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

f.              Construction. The Company and the Investors acknowledge that the Company and its independent counsel and the Investors and their independent counsel have jointly reviewed and drafted this document, and agree that any rule of construction and interpretation to the effect that drafting ambiguities are to be resolved against the drafting party shall not be employed.

g.             Counterparts; Facsimile and Electronic Signatures. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Counterpart signatures to this Amendment delivered by facsimile or other electronic transmission shall be acceptable and binding.

h.             Headings. The section and paragraph headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Seventh Amendment to Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

CareView Communications, Inc., A Nevada corporation

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President

MAJORITY INVESTORS:

HealthCor Partners Fund, L.P.
By: HealthCor Partners Management L.P., as Manager
By: HealthCor Partners Management, G.P., LLC, as General Partner

By:	/s/ Jeffrey C. Lightcap
Name: Jeffrey C. Lightcap
Title: Senior Managing Director

Address:	HealthCor Partners
Carnegie Hall Towers
152 West 57th Street
New York, NY 10019

HealthCor Hybrid Offshore Master Fund, L.P.
By: HealthCor Hybrid Offshore G.P., LLC, as General Partner

By:	/s/ Joseph P. Healey
Name: Joseph P. Healey
Title: Co-CEO

Address:	HealthCor Partners
Carnegie Hall Towers
152 West 57th Street
New York, NY 10019

ACKNOWLEDGED AND AGREED:

CareView Communications, Inc., a Texas corporation

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President